MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Employment Agreement – Michael P. Landy

AGREEMENT EFFECTIVE October 1, 2013

BY AND BETWEEN:

Monmouth Real Estate Investment Corporation, a Maryland Corporation (“Corporation”)

AND:

Michael P. Landy (“Employee”)

Corporation desires to employ Employee to the business of the Corporation and Employee agrees to be so employed.  The parties agree as follows:

1.

Term of Employment.

a.

Corporation agrees to employ Employee and Employee agrees to be employed in the capacity of President and Chief Executive Officer for a term of three (3) years, effective October 1, 2013 and terminating September 30th, 2016.  Thereafter, the term of this Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the other party electing that this Agreement not be renewed or extended, in which event this Agreement shall expire as of the expiration date or anniversary date, respectively.

b.

In the event of a merger of the Corporation, sale or change of control, defined as voting control (under any such circumstance referred to as a “Change of Control”), Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be three years from the date of the Change of Control. Alternatively, Employee shall have the right to terminate this Agreement and shall be entitled to receive one year’s base salary in accordance with paragraph 1c below. Any combination of MONMOUTH REAL ESTATE INVESTMENT CORPORATION and UMH PROPERTIES, INC. shall not be considered a Change of Control.

c.

If there is a termination of employment by the Corporation for any reason, either involuntary or voluntary, including the death of the Employee, other than a termination for cause as defined herein, Employee shall be entitled to the greater of the base salary due under the remaining term of this Agreement or two year’s compensation at the date of termination, paid monthly over the remaining term or life of this Agreement. Provided, however, that in the event of a termination in connection with a Change of Control, said termination shall not be considered for cause.

d.

In addition to any other compensation afforded herein, provided that Employee is actively employed by the Corporation as of the consummation of a Change of Control, Employee shall be entitled to a transaction bonus consistent with the terms of the Corporation’s Executive Management Transaction Bonus Plan, which Plan shall be approved by the Corporation’s Compensation Committee.

2.

Time and Efforts.

Employee shall diligently and conscientiously devote his time and attention and use his best efforts in the discharge of his duties as President and Chief Executive Officer of the Corporation.

3.

Board of Directors

Employee should at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation.  In the performance of his duties, Employee shall make his principal office such place as the Board of Directors of the Corporation and the Employee from time to time agree.

4.

Compensation.

Corporation shall pay to Employee as compensation for his services, a base salary, which shall be paid in equal bi-weekly installments, as follows:

a.

For the fiscal year beginning October 1, 2013 and ending on September 30, 2014, the base salary shall be $500,000.

b.

For the year beginning October 1, 2014 and ending on September 30, 2015, the base salary shall be $525,000.

c.

 For the year beginning October 1, 2015 and ending on September 30, 2016, the base salary shall be $551,250.

The Employee shall purchase a disability insurance policy providing up to 60% of his salary and commencing 90 days after the date of disability.  During the first 90 days following the date of disability, Employee’s salary will continue to be paid by the Corporation.  Thereafter, the Employee will receive lost wages from the disability policy.  The Corporation will reimburse the Employee for the cost of such insurance.

5.

Bonuses and Stock Options/Restricted Stock.

1.

Employee’s bonus schedule shall be revised as follows:

a.

Annual Equity Market Cap Growth: 1) 10% growth - $20,000; 2) 15% growth - $40,000; 3) 20.0% growth - $60,000

Growth must be over the benchmark amount which is based upon the closing share price on September 30, 2013 multiplied by the diluted shares outstanding on September 30, 2013.

b.

AFFO per Diluted Share Growth to be paid each year over the 3 year term provided the following growth rates are achieved: 1) 15% growth - $20,000; 2) 20% growth - $45,000; 3) 25% growth - $90,000

Growth must be over the benchmark amount which is the AFFO per diluted share generated by the Company in fiscal 2013. Additionally, FFO must be in excess of the dividend for AFFO growth bonuses to be paid.

c.

Dividend per Share Growth to be paid each year over the 3 year term provided the following growth rates are achieved: 1) 5.0% growth - $30,000; 2) 10.0% growth - $60,000;  3) 15.0% growth - $120,000.

Growth must be over the benchmark amount which is the $0.60 per share dividend rate in fiscal 2013.

Employee shall be entitled to participate in the Corporation’s Stock Option Plan, including any grants of restricted stock and/or stock options, upon terms and conditions approved by the Corporation and subject to approval of the Stock Option Committee.

6.

Expenses.

Corporation will reimburse Employee for reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement.  Employee shall present to the Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

7.

Vacation.

Employee shall be entitled to take four (4) paid weeks vacation per year and the same holidays as provided for other members of the staff.

8.

Pension.

Employee, at his option, may participate in the 401-K plan of UMH Properties, Inc. according to its terms.

9.

Life and Health Insurance Benefits.

Employee shall be entitled during the term of this Agreement to participate in all health insurance and group life insurance benefit plans providing benefits generally applicable to the employees of UMH Properties, Inc. as may be modified from time to time.

Corporation shall directly pay up to $3,000 per year for the life insurance policy of this Employee.

10.

Termination

This Employment Agreement may be terminated by the Corporation at any time by reason of the death or disability of Employee or for cause, or for any reason other than discrimination or retaliation.  A termination “for cause” shall mean a termination of this Employment Agreement by reason of a good faith determination by a majority of the Board of Directors of the Corporation or the President of the Corporation that Employee, by engaging in fraud or willful misconduct, a) failed to substantially perform his duties with the Corporation (if not due to death or disability), or b) has engaged in conduct, the consequences of which are materially adverse to the Corporation, monetarily or otherwise.  “Disability” shall mean a physical or mental illness which, in the judgment of the Corporation after consultation with the licensed physician attending the Employee, impairs the Employee’s ability to substantially perform his duties under this Employment Agreement as an employee, and as a result of which he shall have been absent from his duties with the Corporation on a full time basis for six (6) consecutive months.  The termination provisions shall not, in any way, affect the disability benefits provided for in this Employment Agreement.

11.

Arbitration and Damages Limitation

It is expressly agreed by all parties to this Agreement that any dispute between the parties will be determined by binding arbitration performed under the rules of the American Arbitration Association.  It is expressly agreed that in no event can the Employee seek damages exceeding one year’s base salary.  This provision applies to any and all claims arising from Employee’s employment, except for matters solely and directly related to Workers Compensation Insurance.

12.

Indemnification and Attorneys’ Fees

The Corporation agrees to indemnify the Employee from any and all lawsuits filed directly against the Employee by a third party in his capacity as Employee and/or

Director of the Corporation.  The Corporation will pay all attorneys’ fees and costs to defend the Employee from any such lawsuits.

13.

Notices.

All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

Corporation:

MREIC

Juniper Business Plaza

3499 Route 9N, Suite 3C

Freehold, NJ  07728

Employee:

Michael P. Landy

(Address on file)

14.

Governing Law.

This agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

15.

Entire Contract.

This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This agreement may be amended only in writing signed by both parties hereto.

16.

Modification and Waiver

No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board of Directors of the Corporation.  No waiver by either party hereto at any time of any breach by the other party hereof, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

17.

Successors.

This Agreement shall be binding on the Company and any successor to any of its businesses or assets. This Agreement shall inure to the benefit of and be enforceable by Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

18.

Severability

The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provisions herein contained.  Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity of unenforceability.

19.

Headings

Headings used in this Employment Agreement are for convenience only and shall not be used to interpret its provisions.

IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.

Signature Page Follows

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By: /s/ Steve Wolgin

Steve Wolgin

Chairperson, MREIC Compensation Committee

(SEAL)

By: /s/ Michael P. Landy

Michael P. Landy

Employee

Dated: September 23, 2013